Exhibit (23)a


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the previously filed Registration Statement Nos. 2-53663, 2-53578, 33-7471, 33-22417, 33-37924,
33-39660, 33-57898, 33-55607, 33-58939, 33-58943, 333-14769, 333-21277,
333-21285, 333-41359 and 333-62098 of Snap-on Incorporated of our report dated January 22, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets", revision of prior-period financial statements for the transitional disclosures required upon the adoption of SFAS No. 142, the change in composition of its reportable segments and reclassification of prior-period financial statements for reclassification from current assets of trade accounts and gross installment receivables not due within one year), incorporated by reference in the Annual Report on Form 10-K of Snap-on Incorporated for the year ended December 28, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 5, 2003


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